Exhibit 99.2
INDIAN GAMING SERVICES
FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Borrego Springs Bank
We have audited the accompanying balance sheets of Indian Gaming Services, a division of Borrego Springs Bank, as of December 31, 2005 and 2004, and the related statements of operations and net assets and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indian Gaming Services, a division of Borrego Springs Bank, as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/S/ WINDES & MCCLAUGHRY
Long Beach, California
May 10, 2006

INDIAN GAMING SERVICES
BALANCE SHEETS

	December 31,
	2005	2004
ASSETS

CURRENT ASSETS
Cash	$13,630,061	$14,605,415
Trade accounts receivable	2,365,993	742,428
Prepaid expenses	79,494	84,436

	16,075,548	15,432,279

PROPERTY AND EQUIPMENT, net	1,623,605	1,913,591

OTHER ASSETS	70,958	750

TOTAL ASSETS	$17,770,111	$17,346,620

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES
ATM commissions payable	$449,670	$344,989
Credit card cash advance fees payable	267,210	126,426
Accrued legal and settlement costs	939,749
Accrued expenses	253,095	189,659
Check cashing commissions payable	55,719	51,008

	1,965,443	712,082

NET ASSETS	15,804,668	16,634,538

TOTAL LIABILITIES AND NET ASSETS	$17,770,111	$17,346,620

The accompanying notes are an integral part of these statements.

INDIAN GAMING SERVICES
STATEMENTS OF OPERATIONS AND NET ASSETS

	For the Years Ended
	December 31,
	2005	2004
REVENUE
Commissions on credit card cash advances, ATMs and check cashing services	$7,611,842	$6,627,384

OPERATING EXPENSES
Processing costs	2,716,506	2,094,452
Payroll, benefits, and related taxes	1,337,407	1,383,739
Legal	1,277,081	61,334
General and administrative	963,144	689,522
Write-off of computer software		548,679
Depreciation and amortization	772,738	519,290
Bad debt	179,422	143,890

	7,246,298	5,440,906

INCOME FROM OPERATIONS	365,544	1,186,478

OTHER INCOME (EXPENSE):
Other	64,266	27,648

	64,266	27,648

NET INCOME	429,810	1,214,126

NET ASSETS, BEGINNING OF YEAR	16,634,538	14,975,246

TRANSFERS TO/FROM BORREGO SPRINGS BANK	(1,259,680)	445,166

NET ASSETS, END OF YEAR	$15,804,668	$16,634,538

The accompanying notes are an integral part of these statements.

INDIAN GAMING SERVICES
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$429,810	$1,214,126
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	772,738	519,290
Loss on disposal of assets	417	548,679
Changes in operating assets and liabilities:
Trade accounts receivables	(1,623,565)	(13,205)
Prepaid expenses	4,942	(68,084)
Other assets	(70,208)	7,612
ATM commissions payable	104,681	51,333
Credit card cash advance fees payable	140,784	3,449
Accrued legal expenses and settlement costs	939,749
Accrued expenses	63,437	110,582
Check cashing commissions payable	4,711	12,299

Net Cash Provided By Operating Activities	767,496	2,386,081

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(483,170)	(1,539,374)

Net Cash Used In Investing Activities	(483,170)	(1,539,374)

CASH FLOWS FROM FINANCING ACTIVITIES
Transfers to/from Borrego Springs Bank	(1,259,680)	445,166

Net Cash Provided By (Used In)
Financing Activities	(1,259,680)	445,166

NET CHANGE IN CASH	(975,354)	1,291,873

CASH AT BEGINNING OF YEAR	14,605,415	13,313,542

CASH AT END OF YEAR	$13,630,061	$14,605,415

The accompanying notes are an integral part of these statements.

INDIAN GAMING SERVICES
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
NOTE 1 — Summary of Significant Accounting Policies
Nature of Business
Indian Gaming Services, a division of Borrego Springs Bank (the Company), provides credit/debit card cash advances, automatic teller machines (ATMs) and check cashing solutions in casinos throughout the United States. As such, these financial statements do not include transactions or balances of Borrego Springs Bank as a whole.
Accounting Principles
The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.
Cash Concentrations
Bank balances exceeded federally insured levels during 2005 and 2004 and exceeded federally insured levels at December 31, 2005 and 2004. Generally, these balances may be redeemed upon demand and therefore bear minimal risk.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Trade Accounts Receivable
Trade accounts receivables are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance account based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to billed receivables.

INDIAN GAMING SERVICES
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
NOTE 1 — Summary of Significant Accounting Policies (Continued)
Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from one to four years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized as income for the period. The cost of maintenance and repairs is expensed as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the assets.
During 2005 and 2004, the Company disposed of certain property and equipment with a historical cost of $57,017 and $549,679, and accumulated depreciation of $56,600 and $0, respectively.
Long-Lived Assets
In accordance with SFAS No. 144, “Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of,” the Company reviews its long-lived assets to determine potential impairment by comparing the carrying value of the long-lived assets outstanding with estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future cash flows be less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles. To date, management has determined that no impairment of long-lived assets exists.
Fair Value of Financial Instruments
The fair values of cash, trade accounts receivable, prepaid expenses, ATM commissions payable, credit card cash advance fees payable, check cashing commissions payable, accrued legal expenses, and accrued expenses approximate their carrying values due to the short-term nature of these financial instruments.

INDIAN GAMING SERVICES
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
NOTE 1 — Summary of Significant Accounting Policies (Continued)
Advertising Expenses
Advertising costs are charged to expense as incurred. Advertising costs were $33,234 and $27,768 for the years ended December 31, 2005 and 2004, respectively.
Revenue Recognition
Revenue is recognized when evidence of a transaction exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. The reasonable assurance is based on the transactions being authorized and preapproved by credit card vendors or third parties.
Credit card cash advance revenue is comprised of upfront patron transaction fees assessed at the time the transaction is initiated and a percentage of the face amount of the cash advance. Credit card cash advance revenue is recognized at the point that a negotiable check instrument is generated by the casino cashier or cash cage operation based upon authorization of the transaction.
ATM fees are comprised of upfront patron transaction fees or surcharges assessed at the time the transactions are initiated. Upfront patron transaction fees are recognized when a transaction is authorized.
Check cashing services revenue is generally contractual, based upon a percentage of the face amount of total checks warranted. The Company engages an independent third party to guarantee the collectability of the checks. The Company records a receivable for all guaranteed checks returned for insufficient funds.
Income Taxes
The Company is a division of Borrego Springs Bank, and is not a taxable entity. In addition, the Company is not allocated any tax liability or expense incurred by the bank on a consolidated basis. Therefore, no provision for income tax expense has been made on the statements of operations.

INDIAN GAMING SERVICES
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
NOTE 2 — Trade Accounts Receivable
Trade accounts receivable consisted of the following at:

	December 31,
	2005	2004
Receivable from casinos
At one casino, the Company purchases funds used in the replenishment of its cage operations and ATMs. Timing differences between payment for funds and receipt of funds has resulted in a receivable from casinos. This receivable is usually collected within two days.	$1,577,969	$223,293

Settlements Due From Credit Card Processors
The Company processes transactions with its credit card processor which are usually reimbursed to the Company within three to five days of the date of the advance occurring. At times, the Company may be required to provide additional support to the credit card processor to collect money related to the authorized transactions.	624,387	370,927

Returned Checks
The Company records a receivable for all checks that are cashed at various casino locations and returned for insufficient funds. The Company first attempts to collect on these checks internally before transferring the efforts over to agencies for collection. The allowance for uncollectible accounts at December 31, 2005 and 2004, was $12,961 and 12,342, respectively.	91,704	86,151

Other	71,933	62,057

	$2,365,993	$742,428

INDIAN GAMING SERVICES
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
NOTE 3 — Property and Equipment
Property and equipment consisted of the following:

	December 31,
	2005	2004
Furniture	$1,928,158	$1,306,560
Computer software	1,513,301	1,354,654
Vehicles	65,678	71,829
Leasehold improvements	18,128	11,943

	3,525,265	2,744,986
Less: accumulated depreciation and amortization	2,139,632	1,423,494

	1,385,633	1,321,492
Construction in progress	237,972	592,099

Total property and equipment, net	$1,623,605	$1,913,591

Depreciation and amortization expense for the years ended December 31, 2005 and 2004 was $772,738 and $519,290, respectively.
NOTE 4 — Commitments and Contingencies
Operating Leases
The Company’s principal office is located in San Diego, and the lease expires in June 2008. The Company is required to pay base monthly rent plus real estate taxes and operating expenses on both locations. Rent expense was $97,811 and $102,346 for the years ended December 31, 2005 and 2004, respectively.
Future minimum lease payments are as follows:

For the Year Ending
December 31,
2006	$87,162
2007	90,648
2008	46,212

Total	$224,022

INDIAN GAMING SERVICES
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
NOTE 4 — Commitments and Contingencies (Continued)
Casino Contracts
The Company has various contracts with casinos for providing cash access and check cashing services to gaming patrons with various expiration dates. The gaming patrons may obtain access to their funds through the use of the Company’s software and equipment for a service fee. The Company is obligated to pay a transaction fee to the casino generally based on a percentage of the service fee charged on each completed transaction.
NOTE 5 — Employee Benefit Plans
The Company has an Employee Retirement Savings Plan (the “Plan”) which qualifies under Section 401(k) of the Internal Revenue Code. The Plan covers all eligible employees, as defined in the plan agreement. The Company provides for a matching contribution of up to 50% of each participant’s contribution, not to exceed 3% of total compensation. For the year ended December 31, 2005, the Company’s matching contribution amounted to $15,038.
NOTE 6 — Software Impairment and Legal Settlement
The Company contracted with a third party to develop certain internal use software. During the development process a dispute arose in connection with the contract, and such dispute elevated beyond a contractual dispute and the ultimate outcome was a loss which included legal fees, and punitive damages totaling approximately $1.2 million. In addition, the Company wrote off the assets associated with the development totaling $548,679 in 2004.
NOTE 7 — Related Party Transactions
The Company is a division of Borrego Springs Bank. During the normal course of business, the bank provides services including accounting and other administration functions where no reimbursement is made. In addition, the bank does not allocate income taxes to the Company based upon its prorata share of income.
The Company has a number of transactions with the bank in connection with normal banking operations, however, there was no income or expense impact in connection with the bank.

INDIAN GAMING SERVICES
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
NOTE 8 — Subsequent Event
On February 28, 2006, the Company entered into an asset purchase agreement for the sale of the assets of the Company, excluding cash, and assumption of certain liabilities. The total purchase price paid at closing was $12,000,000.